UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018 (May 24, 2018)

Yinghong Guangda Technology Limited
(Exact name of registrant as specified in its charter)

Delaware	000-54955	27-1077850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

China World Trade Center Tower 1, Room 1825 Jianguomenwai Avenue, Beijing, China	100004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +86 10-65014177

UBL Interactive, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2018, UBL Interactive, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Articles of Incorporation to change its corporate name from UBL Interactive, Inc. to Yinghong Guangda Technology Limited, effective on May 24, 2018. The name change was approved by the Company’s Board of Directors pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”). Under Section 242 (a)(1) and (b)(1) of the DGCL, stockholder approval was not required.

In connection with the name change, the Board of Directors also approved an administrative amendment to the Company’s bylaws to reflect the new corporate name (the “Amended and Restated Bylaws”), which became effective on May 24, 2018. A copy of the Certificate of Amendment effecting the name change and a copy of the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation, filed on May 24, 2018

3.2	Amended and Restated Bylaws, dated May 24, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yinghong Guangda Technology Limited

Dated: May 25, 2018	By:	/s/ Ling Gui
	Name:	Ling Gui
	Title:	Chief Executive Officer and Chief Financial Officer

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